Exhibit 99.1

LAUREATE EDUCATION ANNOUNCES SPECIAL CASH DISTRIBUTION

BALTIMORE, December 3, 2021 (PR NEWSWIRE) – Laureate Education, Inc. (NASDAQ: LAUR) (the “Company”) today announced that its board of directors approved, pursuant to the previously announced adoption of a plan of partial liquidation (the “Plan”) related to the distribution of net proceeds from the Company’s sale of Walden e-Learning LLC (the “Sale”), the payment of a special cash distribution (the “Distribution”) equal to $0.58 per each share of the Company’s Common Stock, par value $0.004 per share, to each holder of record on December 14, 2021. The Distribution is scheduled to be paid on December 28, 2021. Based on the current number of shares outstanding, the aggregate amount of the Distribution is expected to be approximately $105 million.

The proceeds being distributed are mainly attributable to the release of cash collateral related to regulatory obligations associated with activities of the divested business. Gross proceeds still remaining to be received from the Sale include up to $74 million held in escrow. In accordance with the Plan, upon release of escrow amounts, the Company intends to distribute to stockholders such remaining net proceeds in the form of a final special distribution before the end of calendar year 2022.

Summary of Material U.S. Federal Income Tax Consequences to the Receipt of the Distribution

The Distribution will be taxable to holders of Company common stock. The Company will treat the Distribution as a partial liquidation for federal income tax purposes as the Company obtained a private letter ruling from the Internal Revenue Service that, in summary, provides that the Distribution will be treated as a distribution in partial liquidation. As a result, each holder of Company common stock that is not a corporation (for this purpose any stock held by a partnership, estate or trust will be treated as if it were actually held proportionately by its partners or beneficiaries) (a non-corporate shareholder) will be treated as having a portion of their Company common shares redeemed and will recognize gain or loss equal to the difference between the cash received by them in the Distribution and their adjusted tax basis in the Company common stock deemed to have been exchanged therefor. Each corporate shareholder generally will be required to treat the Distribution as a dividend for federal income tax purposes to the extent of the Company’s current and accumulated earnings and profits (as determined for federal income tax purposes).

All holders of Company common stock should consult their own tax advisors to determine the particular tax consequences to them of the Distribution, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws.

For further details regarding material U.S. tax consequences, see the Company’s Form 8-K filed December 3, 2021.

Forward-Looking Statements

This press release includes certain statements which contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or similar expressions that concern our strategy, plans or intentions. In particular, statements regarding the impact of the Distribution and the amount, timing, process, tax treatment and impact of any future special distributions under the Plan represent forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 25, 2021, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC.

About Laureate Education, Inc.

Laureate Education, Inc. operates five universities across Mexico and Peru, enrolling more than 350,000 students in high-quality undergraduate, graduate, and specialized degree programs through campus-based and online learning. Our universities have a deep commitment to academic quality and innovation, strive for market-leading employability outcomes, and work to make higher education more accessible. At Laureate, we know that when our students succeed, countries prosper, and societies benefit. Learn more at laureate.net.

Investor Relations Contact:

ir@laureate.net

Media Contact:

Adam Smith

Laureate Education, Inc.

adam.smith@laureate.net

U.S.: +1 (443) 255 0724